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                                  Exhibit 23.1

                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 333-60699, 333-60703, 333-00864, 333-06779, 333-08535) of GelTex
Pharmaceuticals, Inc. of our report dated February 23, 1999 with respect to the financial statements of GelTex Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998.


ERNST & YOUNG LLP


Boston, Massachusetts
March 30, 1999